EXHIBIT 32.1


CERTIFICATE OF THE PRINCIPAL EXECUTIVE OFFICER
OF DIOMED HOLDINGS, INC. (REGISTRANT)
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, James A. Wylie, Jr., Chief Executive Officer of the Registrant, certify to the best of my knowledge and belief pursuant to Section 906 of Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) that:

(1) The Quarterly Report on Form 10-QSB for the period ended September 30, 2004, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report on Form 10-QSB fairly presents, in all material respects, the financial condition and result of operations of the Registrant.


The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, chapter 63 title 18, United States Code) and is not being filed as part of the Form 10-QSB or as a separate disclosure document.

Date:  November 5, 2004                             /s/ JAMES A. WYLIE, JR.
                                                   ---------------------------
                                                   James A. Wylie, Jr.
                                                   Chief Executive Officer
                                                   (Principal Executive Officer)